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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 30, 1998
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                          NEW HORIZONS WORLDWIDE, INC.
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               (Exact Name of Registrant as Specified in Charter)

           DELAWARE                0-17840               22-2941704
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 (State or Other Jurisdiction    (Commission          (I.R.S. Employer
       of Incorporation)        File Number)       Identification Number)

500 Campus Drive                          Morganville, New Jersey     07751
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(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code:     (732) 536-8501
                                                   -----------------------------

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          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  On October 30, 1998, New Horizons Worldwide, Inc. (the "Company"), through its indirect wholly-owned subsidiary, New Horizons Computer Learning Center of Hartford, Inc. ("NHCLC-Hartford"), a Delaware corporation, acquired from Daniels Enterprises, L.L.C., a Connecticut limited liability company ("Seller"), substantially all of the assets (consisting primarily of cash, equipment, certain intellectual property and contract rights, accounts receivable, and inventory) (the "Assets") used in connection with Seller's computer training business (the "Hartford Business"). The acquisition was accomplished pursuant to an Asset Purchase Agreement dated October 30, 1998, among Seller, William T. Daniels, Jr., Karla I. Daniels, NHCLC-Hartford, and the Company (the "Hartford Agreement"). A copy of the Hartford Agreement is filed as
Exhibit 2.1 hereto.

                  As consideration for this acquisition, NHCLC-Hartford and the Company delivered to Seller at Closing (as defined in the Hartford Agreement) $100,000 in cash, 48,242 shares of common stock, $.01 par value, of the Company, and a promissory note issued by Buyer and guaranteed by the Company, in the principal amount of $3,000,000 (the "Note"). Additionally, $100,000 was retained by the Company in an interest-bearing account, to be paid to Seller following the Balance Sheet Adjustment (as defined in the Hartford Agreement). The purchase price and other terms of the Hartford Agreement and the Note were determined through arms-length negotiations. Prior to Closing, Seller was a franchisee of New Horizons Computer Learning Centers, Inc. ("NHCLC"), a wholly-owned subsidiary of New Horizons Education Corporation, which, in turn, is a wholly-owned subsidiary of the Company. The franchise agreement between Seller and NHCLC was terminated at Closing. Except for employment agreements entered into as of the Closing with certain employees of Seller who are also members thereof, there are no material relationships between the Company and Seller or any of their respective affiliates, directors or officers.

                  The Company paid the cash portion of the purchase price with funds on hand obtained from its normal business operations. The Note bears interest at a rate of five percent (5%) per annum, and the principal of and accrued interest thereon will be due and payable in full on January 4, 1999.

                  The Business provides computer training services to individuals and businesses in and around the Hartford, Connecticut area. The Company intends to cause NHCLC-Hartford to utilize the Assets in order to operate the Business substantially as operated prior to its acquisition.

Item 5.           OTHER EVENTS.

                  The Company issued a News Release on November 2, 1998, a copy of which is filed as Exhibit 99.1.




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Item 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The Company has determined that the Business is not a business as to which any one of the conditions specified in the definition of "significant subsidiary" in Rule 1-02(w) of Regulation S-X exceeds 20 percent, and therefore the audited financial statements of the Business are not required to be filed pursuant to Rule 3-05(b) of Regulation S-X.

                  (b) PRO FORMA FINANCIAL INFORMATION. The Company has determined that the Business is not a business as to which any one of the conditions specified in the definition of "significant subsidiary" in Rule 1-02(w) of Regulation S-X exceeds 20 percent, and therefore pro forma financial information is not required to be filed pursuant to Article 11 of Regulation S-X.

                  (c)      EXHIBITS.

                  2.1 Asset Purchase Agreement, dated October 30, 1998, among Seller, William T. Daniels, Jr., Karla I. Daniels, NHCLC-Hartford, and the Company.*

                  2.2 Promissory Note of the Company, dated October 30, 1998, in favor of Seller.

                 10.1 Employee Agreement, dated October 30, 1998, between NHCLC-Hartford and William T. Daniels, Jr.

                 10.2 Employee Agreement, dated October 30, 1998, between NHCLC-Hartford and Karla I. Daniels.

                 10.3 Employee Agreement, dated October 30, 1998, between NHCLC-Hartford and William R. Daniels.

                 99.1      News Release from the Company, dated November 2,
                           1998.

* The Registrant agrees by this filing to supplementally furnish a copy of the Exhibits and Schedules to this Asset Purchase Agreement to the Commission upon request.



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                                    SIGNATURE
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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NEW HORIZONS WORLDWIDE, INC.

Date:  November  5 , 1998          By:      /s/ Robert S. Mcmillan
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                                         Robert S. McMillan
                                         Vice President, Treasurer, &
                                           Chief Financial Officer





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                                  EXHIBIT INDEX
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       EXHIBIT                  DESCRIPTION OF EXHIBIT
       -------                  ----------------------

         2.1 Asset Purchase Agreement, dated October 30, 1998, among Seller, William T. Daniels, Jr., Karla I. Daniels, NHCLC-Hartford, and the Company.*

         2.2 Promissory Note of the Company, dated October 30, 1998, in favor of Seller.

        10.1 Employee Agreement, dated October 30, 1998, between NHCLC-Hartford and William T. Daniels, Jr.

        10.2 Employee Agreement, dated October 30, 1998, between NHCLC-Hartford and Karla I. Daniels.

        10.3 Employee Agreement, dated October 30, 1998, between NHCLC-Hartford and William R. Daniels.

        99.1      News Release from the Company, dated November 2, 1998.

          * The Registrant agrees by this filing to supplementally furnish a copy of the Exhibits and Schedules to this Asset Purchase Agreement to the Commission upon request.



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